UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2006

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with Steven L. Muellner's appointment as President and Chief Executive Officer of Meade Instruments Corp., Mr. Muellner and the Company have entered into a Nonqualified Stock Option Agreement pursuant to which, among other matters, the Company has granted Mr. Muellner the right and option to purchase all or any part of an aggregate of 500,000 shares of the Common Stock, par value $0.01 per share, at the price of $2.89 per share, subject to the terms and conditions of the Company's 1997 Stock Incentive Plan and to certain provisions outlined in the Nonqualified Stock Option Agreement.

In addition to the Nonqualified Stock Option Agreement referenced above, Meade Instruments Corp. and Mr. Muellner have also entered into a Stand-Alone Nonqualified Stock Option Agreement, pursuant to which, among other matters, the Company has granted Mr. Muellner the right and option to purchase all or any part of an aggregate of 200,000 shares of the Common Stock at the price of $2.89 per share, subject to stockholder approval at the 2006 Annual Meeting of Stockholders and to certain provisions outlined in the Stand-Alone Nonqualified Stock Option Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2006, Meade Instruments Corp.'s Board of Directors voted by Unanimous Written Consent to amend Section 3.2 of the Company's Bylaws, effective immediately, to increase the size of the Board to seven (7) members as permitted under the Company's Bylaws. The Board of Directors has taken this action in connection with the employment of the Company's new Chief Executive Officer. As previously disclosed in a Form 8-K filed with the Securites and Exchange Commission on May 4, 2006, Steven L. Muellner, the Company's new CEO and President will be appointed to the Company's Board of Directors as a Class I director and will remain on the Board until the Company's Annual Meeting of Stockholders in 2008, or until his successor has been duly elected and qualified. Immediately following this appointment, the Company's Board of Directors will consist of the following: Class I directors - Michael P. Hoopis, Vernon L. Fotheringham and Steven L. Muellner; Class II directors - Steven G. Murdock and Harry L. Casari; and Class III directors - Timothy C. McQuay and Frederick H. Schneider, Jr. Section 3.2 of the Company's Bylaws will be amended to read as follows:

(a) The number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors then in office. The exact number of directors shall be seven (7) until changed, within the limits specified above, by resolution, duly approved by the Board of Directors. The maximum and minimum number of directors permitted under these Bylaws may not be amended without a duly adopted amendment to these Bylaws approved in accordance with the provisions of the Corporation's Certificate of Incorporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Except as otherwise provided in the Certificate of Incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each of the directors of the Corporation shall hold office until his successor shall have been duly elected and qualified or until he shall resign or shall have been removed in the manner hereinafter provided.

Item 8.01 Other Events.

On May 11, 2006 the Company received notice from Hummingbird Management LLC ("Hummingbird") that it had terminated that certain Confidentiality Agreement, dated as of March 29, 2006, by and between the Company and Hummingbird.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.73 - Nonqualified Stock Option Agreement, dated as of May 8, 2006, by and between Meade Instruments Corp., a Delaware corporation, and Steven L. Muellner, an individual.

Exhibit 10.74 - Stand-Alone Nonqualified Stock Option Agreement, dated as of May 8, 2006, by and between Meade Instruments Corp., a Delaware corporation, and Steven L. Muellner, an individual.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

May 12, 2006	By:	Mark D. Peterson

Name: Mark D. Peterson
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.73	Nonqualified Stock Option Agreement, dated as of May 8, 2006, by and between Meade Instruments Corp., a Delaware corporation, and Steven L. Muellner, an individual.
10.74	Stand-Alone Nonqualified Stock Option Agreement, dated as of May 8, 2006, by and between Meade Instruments Corp., a Delaware corporation, and Steven L. Muellner, an individual.